DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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            The Dreyfus/Laurel Funds, Inc.

-          Dreyfus Core Equity Fund

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DREYFUS CORE EQUITY FUND
c/o The Dreyfus Corporation
200 Park Avenue
New York, NY 10166

IMPORTANT FUND PROPOSAL

October 22, 2018

[Name]
[Address line 1]
[Address line 2]

Dear Shareholder:

We have tried unsuccessfully to obtain your vote, by phone or by mail, regarding a very important matter concerning Dreyfus Core Equity Fund. This matter pertains to merging Dreyfus Core Equity Fund into another Dreyfus-managed fund, Dreyfus Worldwide Growth Fund, which, among other things, has lower total expense ratios than Dreyfus Core Equity Fund. If the merger is approved, Dreyfus Core Equity Fund will no longer exist and you will become a shareholder of Dreyfus Worldwide Growth Fund. Each fund is sub-advised by Fayez Sarofim & Co. and the funds have the same portfolio management team.

We would really appreciate speaking with you regarding this matter. Please contact us before October 31, 2018. You can call us toll-free at (877) 478-5047 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday and Saturday from 10:00a.m. to 6:00 p.m. Eastern. The call will only take a few moments of your time and there is no confidential information required.

At the time of the call, please reference the number listed below.

ACCOUNT ID: 1234567898

For more information on the proposed merger, please refer to the prospectus/proxy statement previously sent to you. Our representatives also will be able to answer any questions you may have.

Thank you for your time and your support.

Bradley J. Skapyak
President
The Dreyfus/Laurel Funds, Inc., on behalf of Dreyfus Core Equity Fund

DREYFUS CORE EQUITY FUND

c/o The Dreyfus Corporation

200 Park Avenue
New York, NY 10166

     THE PROPOSED MERGER OF DREYFUS CORE EQUITY FUND INTO DREYFUS WORLDWIDE GROWTH FUND OFFERS POTENTIAL BENEFITS AND EFFICIENCIES FOR FUND SHAREHOLDERS, BUT FIRST WE MUST HEAR FROM YOUR CLIENTS

October 22, 2018

Dear [NAME OF FINANCIAL ADVISOR]:

As you may know, management of The Dreyfus Corporation recommended, and the Board of Directors for Dreyfus Core Equity Fund (the "Fund") unanimously approved, the merger of the Fund into Dreyfus Worldwide Growth Fund (the Acquiring Fund ). This merger will offer Fund shareholders certain potential benefits, including:

  Significantly larger assets in the combined fund

  The larger combined fund will have lower totalannual expense ratios thanthe Fund

  The larger combined fund will benefit from more efficient portfolio management and will eliminate duplication of resources and costs to manage eachfund independently.

The initial proxy campaign commenced in April of this year and concluded on August 1, 2018. While the Fund did not meet the requirement of having more than 50% of its outstanding shares voted in favor of the merger, those shares that were voted were overwhelmingly in favor of the merger (approximately 48% of the Fund's outstanding shares, representing 92% of the Fund's shares voted).

Following the conclusion of the meeting on August 1st, Fund management with the Board of Directors reviewed the results of the vote, and assessed the potential benefits to Fund shareholders associated with continuing the voting process. Fund management and the Board of Directors concluded that because the merger continues to be in the best interest of the Fund, and the vote that had been obtained was significant, the proxy campaign should continue. Accordingly, the Fund's Special Meeting of Shareholders has been reconvened to October 31, 2018, in order to continue to solicit votes necessary to consummate the proposed merger.

WHAT DO WE NEED FROM YOU?

While the merger offers many potential benefits to Fund shareholders, the merger cannot be implemented without obtaining the required authorization from Fund shareholders. Accordingly, your client's vote is crucial.

YOUR CLIENT CAN VOICE THEIR SAY ON THIS MATTER NOW.

Clients may cast their vote quickly and easily by calling AST Fund Solutions, the Fund's proxy solicitor, at 1-877-478-5047

AT THIS POINT, THE FUND WOULD GREATLY APPRECIATE YOU ACTING ON THIS MATTER TODAY.

For more details on the proposed merger, including the risks associated with investments in the funds, please refer to the Prospectus/Proxy Statement. You may obtain another copy of the statement from, or address questions to, AST Fund Solutions at the number listed above.

Sincerely,

Bradley Skapyak
President
THE DREYFUS/LAUREL FUNDS, INC., on behalf of Dreyfus Core Equity Fund

For use with Financial Professionals only. Not for use with the general public.
MARK-38426-2018-10-10